Exhibit 8.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

March 13, 2025

Lions Gate Entertainment Corp.

2700 Colorado Avenue

Santa Monica, CA 90404

Ladies and Gentlemen:

We have acted as counsel to Lions Gate Entertainment Corp. (“Lionsgate”), in connection with the transactions contemplated by the arrangement agreement dated as of January 29, 2025 (as it may be amended from time to time, the “Arrangement Agreement”), which provides for the implementation of a plan of arrangement (the “Plan of Arrangement”) that will result in the separation of the businesses of Lionsgate Studios Corp., a British Columbia corporation (“LG Studios”), from the other businesses of Lionsgate. In connection with the effectiveness of the Registration Statement on Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”) of Lionsgate and Lionsgate Studios Holding Corp, a newly incorporated entity formed under the law of the Province of British Columbia (“New Lionsgate”), including the joint proxy statement/prospectus forming a part thereof, relating to the Transactions and the other transactions contemplated by the Arrangement Agreement and the Plan of Arrangement (the “Separation”) and initially filed with the Securities and Exchange Commission on October 15, 2024, you have requested our opinion as to certain U.S. federal income tax matters. Terms used but not defined herein shall have the meanings ascribed to them in the Registration Statement.

In providing our opinion, we have examined the Arrangement Agreement, the Plan of Arrangement, the Registration Statement and such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinion set forth herein. In addition, we have assumed that: (i) the Separation will be consummated in accordance with the provisions of the Arrangement Agreement, the Plan of Arrangement and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), (ii) the Arrangement Agreement, the Plan of Arrangement and the Registration Statement, and the statements concerning the Separation and the parties thereto set forth in the Arrangement Agreement, the Plan of Arrangement and the Registration Statement, in each case, are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Separation, (iii) all such statements qualified by knowledge, belief or materiality or comparable qualification are and will be true, complete and correct as if made without such qualification, (iv) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, all relevant documents have been or will be duly executed in the form presented to us and all natural persons who have executed such documents are of legal capacity and (v) all applicable reporting requirements have been or will be satisfied. If any of the above described assumptions is untrue for any reason, or if the Separation is consummated in a manner that is different from the manner described in the Arrangement Agreement, the Plan of Arrangement and the Registration Statement, our opinion as expressed below may be adversely affected.

Lions Gate Entertainment Corp.

Based upon and subject to the foregoing and the exceptions, limitations and qualifications described in the Registration Statement, we are of the opinion that under currently applicable United States federal income tax law, the discussion in the section of the Registration Statement entitled “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS FOR LIONSGATE SHAREHOLDERS” constitutes our opinion as to the material U.S. federal income tax consequences of the Separation to U.S. holders of LGEC common shares who receive New Lionsgate new common shares and Starz common shares in the Transaction.

We express no opinion on any issue or matter relating to the tax consequences of the transactions contemplated by the Arrangement Agreement, the Plan of Arrangement or the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Separation, or any inaccuracy in the statements, facts, or assumptions upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform Lionsgate or New Lionsgate of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz